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                                                                (II) WORLDS INC.
                                                                    EXHIBIT 99.3
                                  WORLDS INC.
                                 15 UNION WHARF
                          BOSTON, MASSACHUSETTS 02109
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Thomas Kidrin as Proxy, with the power to appoint his substitute, and hereby authorizes him to represent and vote, as designated below, all the shares of Common Stock of Worlds Inc. ("Worlds") held of record by the undersigned on September 14, 1998 at the Special Meeting of Shareholders to be held on Thursday, October 29, 1998, or any adjournment thereof.

    1. To consider and vote upon a proposal to approve and adopt a certain Agreement and Plan of Merger and Reorganization, dated as of June 25, 1998, between Unity First Acquisition Corp., a Delaware corporation ("Unity"), and Worlds, providing for, among other things, the merger of Worlds with and into Unity, and the issuance by Unity of approximately 6,379,065 shares of its common stock to Worlds' shareholders, all upon the terms and conditions described therein.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

    2. To approve an adjournment or postponement of the Special Meeting, if necessary, to permit further solicitation of proxies in the event that there are not sufficient votes at the Special Meeting to approve Proposal 1, above.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

    3. To transact any other business incidental to the Special Meeting that may properly come before such meeting or any adjournment or postponement thereof.

                          (CONTINUED ON REVERSE SIDE)
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    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY
THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. A VOTE TO "ABSTAIN" WILL NOT BE COUNTED TOWARDS THE REQUISITE AFFIRMATIVE VOTE TO APPROVE PROPOSAL 1.

    PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

PLEASE SIGN EXACTLY    WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD
AS NAME APPEARS        SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR,
BELOW.                 ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL
                       TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL
                       CORPORATE NAME BY THE PRESIDENT OR OTHER AUTHORIZED
                       OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP
                       NAME BY AUTHORIZED PERSON.
                       SIGNATURE
                       SIGNATURE IF HELD JOINTLY

                       DATED: ---------------- , 1998